Exhibit 99.1

Genesee & Wyoming Reports Results for the Third Quarter of 2014

DARIEN, Conn.--(BUSINESS WIRE)--October 31, 2014--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

Third Quarter Highlights

  Total operating revenues increased 7.8% to $432.5 million.
  Adjusted income from operations increased 16.7% to $122.6 million; Reported income from operations increased 21.0% to $123.1 million. (1)
  Adjusted operating ratio improved 2.1 percentage points to 71.7%; Reported operating ratio of 71.5% (71.4% North American & European Operations; 72.3% Australian Operations). (1)
  Adjusted income before income taxes (pre-tax income) increased 19.1% to $109.3 million; Reported income before income taxes increased 24.1% to $109.8 million. (1)
  Adjusted diluted earnings per common share (EPS) were $1.21, a 16.3% increase; Reported diluted EPS were $1.27, a 9.5% increase. (1)

Jack Hellmann, President and CEO of G&W, commented, “We are pleased with our results for the third quarter of 2014, as revenue increased approximately 8%, our adjusted operating ratio improved 2.1 percentage points to 71.7%, and our adjusted pre-tax income increased approximately 19%. In North America, our business was strong in the third quarter, with 7% growth in same railroad freight revenue, led by frac sand, salt, steel and agricultural products. Meanwhile, the newly established Rapid City, Pierre & Eastern Railroad (RCP&E) performed well, as we benefited from the record harvest in South Dakota and improved the railroad’s fluidity with connecting carriers.” (1)

“In Australia, our business was slightly weaker in the third quarter, with revenue in Australian dollars down approximately 2%, as intermodal and agricultural shipments weakened and track access income declined due to the previously announced closure of an iron ore mine.”

“Looking ahead, we remain optimistic about the strength of our North American business, which represents 80% of total revenues, and cautious about weakness in our Australian business, which represents 20% of total revenues, due to lower iron ore shipments resulting from a significant decline in iron ore prices. Meanwhile, we continue to actively evaluate several acquisition and investment opportunities in North America and internationally.”

Financial Results

G&W reported net income in the third quarter of 2014 of $72.9 million, compared with net income of $66.2 million in the third quarter of 2013. Excluding the net impact of certain significant items discussed below, G&W’s adjusted net income in the third quarter of 2014 was $69.3 million, compared with adjusted net income of $59.8 million in the third quarter of 2013. (1)

G&W’s reported diluted EPS in the third quarter of 2014 were $1.27 with 57.0 million weighted average shares outstanding, compared with reported diluted EPS in the third quarter of 2013 of $1.16 with 56.7 million weighted average shares outstanding. G&W’s adjusted diluted EPS in the third quarter of 2014 were $1.21 with 57.0 million weighted average shares outstanding, compared with adjusted diluted EPS in the third quarter of 2013 of $1.04 with 56.7 million weighted average shares outstanding. (1)

G&W’s effective income tax rate was 33.6% in the third quarter of 2014, compared with 25.1% in the third quarter of 2013. G&W’s effective income tax rate in the third quarter of 2014 included a $3.9 million tax benefit as a result of receiving IRS consent to change tax accounting methods retroactively for companies acquired as a result of the RailAmerica, Inc. (RailAmerica) acquisition. Excluding the RailAmerica-related tax benefit, G&W’s adjusted effective income tax rate was 37.2% in the third quarter of 2014. (1) The higher adjusted income tax rate in the third quarter of 2014, compared with the third quarter of 2013, was driven primarily by the expiration of the United States short line tax credit on December 31, 2013. G&W’s effective income tax rates also include adjustments to reflect differences between book income tax expense and final tax returns filed in September of each year related to the previous fiscal year.

In the third quarter of 2014 and 2013, G&W’s results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts).

	Income/(Loss) Before Taxes Impact	After-Tax Net Income/(Loss) Impact	Diluted Earnings/(Loss) Per Common Share Impact
Three Months Ended September 30, 2014
Business development and related costs	$(0.7)	$(0.5)	$(0.01)
Net gain on sale of assets	$1.2	$0.9	$0.02
RailAmerica-related tax benefit	$—	$3.9	$0.07
Adjustments for tax returns from previous fiscal year	$—	$(0.7)	$(0.01)

Three Months Ended September 30, 2013
Adjustment to depreciation and amortization expense based on final fair values assigned to RailAmerica's assets and liabilities (6 mos.)	$(2.0)	$(1.3)	$(0.02)
RailAmerica integration costs	$(2.0)	$(1.3)	$(0.02)
Net gain on sale of assets	$0.7	$0.5	$0.01
Short line tax credit	$—	$6.8	$0.12
Adjustments for tax returns from previous fiscal year	$—	$1.7	$0.03

Explanation of Items Affecting Comparability

In the third quarter of 2014, G&W’s results included business development and related costs of $0.7 million, including acquisition and integration related costs from RCP&E and reorganization costs from Atlas Railroad Construction, LLC (Atlas), and net gain on sale of assets of $1.2 million. The third quarter of 2014 also included an income tax benefit of $3.9 million associated with the companies acquired as a result of the RailAmerica acquisition and an income tax expense adjustment of $0.7 million related to differences between book income tax expense and the final tax returns filed in September of 2014 related to the previous fiscal year.

During the third quarter of 2013, G&W finalized its assignment of fair values to the assets and liabilities we assumed from RailAmerica, which resulted in additional depreciation and amortization expense of $3.0 million recorded in the third quarter of 2013, of which $2.0 million related to prior periods, and, accordingly, was included as an adjustment to the third quarter results. G&W’s third quarter of 2013 results also included $2.0 million of RailAmerica integration costs and net gain on sale of assets of $0.7 million. The third quarter of 2013 also included an income tax benefit of $6.8 million associated with the United States short line tax credit and an income tax benefit adjustment of $1.7 million related to differences between book income tax expense and the final tax returns filed in September of 2013 related to the previous fiscal year.

Third Quarter Results

In the third quarter of 2014, G&W’s total operating revenues increased $31.2 million, or 7.8%, to $432.5 million, compared with $401.4 million in the third quarter of 2013. The increase included $19.0 million in revenues from RCP&E. These revenue increases were partially offset by a $0.7 million decrease from the net depreciation of foreign currencies relative to the U.S. dollar. Excluding the net impact from foreign currency depreciation, G&W’s same railroad operating revenues, which exclude RCP&E, increased $12.9 million, or 3.2%.

G&W’s same railroad freight revenues in the third quarter of 2014 were $313.9 million, compared with $298.9 million in the third quarter of 2013. Excluding a $0.4 million decrease from the net impact of foreign currency depreciation, G&W’s same railroad freight revenues increased by $15.4 million, or 5.1%.

G&W’s same railroad non-freight revenues in the third quarter of 2014 were $99.6 million, compared with $102.5 million in the third quarter of 2013. Excluding a $0.3 million decrease from the net impact of foreign currency depreciation, G&W’s same railroad non-freight revenues decreased by $2.5 million, or 2.5%, primarily due to less construction revenues as compared to the prior year.

G&W’s traffic in the third quarter of 2014 increased 37,077 carloads, or 7.7%, to 519,900 carloads. Excluding 15,644 carloads from the RCP&E, same railroad traffic in the third quarter of 2014 increased 21,433 carloads, or 4.4%. The same railroad traffic increase was principally due to increases of 8,991 carloads of minerals and stone traffic (primarily in the Ohio Valley and Central regions), 3,851 carloads of traffic from G&W’s other commodity group (primarily overhead Class I shipments), 2,580 carloads of metals traffic (primarily in the Ohio Valley Region), 2,376 carloads of coal and coke traffic (primarily in the Ohio Valley and Central regions) and 2,165 carloads of lumber and forest products traffic (primarily in the Pacific and Southern regions), partially offset by a 2,562 carload decrease in intermodal traffic (due to a 1,460 carload decrease in shipments primarily in the Australia and Canada regions and a 1,102 decrease due to a classification change affecting traffic for a customer in North America that was previously reported in the intermodal commodity group in the third quarter of 2013 and has been reported based on the underlying commodity shipped since December 2013). All remaining traffic increased by a net 4,032 carloads.

G&W’s income from operations in the third quarter of 2014 was $123.1 million, compared with $101.7 million in the third quarter of 2013. G&W’s operating ratio in the third quarter of 2014 was 71.5%, compared with an operating ratio of 74.7% in the third quarter of 2013. Income from operations in the third quarter of 2014 included business development and related costs of $0.7 million, partially offset by net gain on sale of assets of $1.2 million. Income from operations in the third quarter of 2013 included $2.0 million of depreciation and amortization expense not related to the current period resulting from the finalization of G&W’s assignment of fair values to the assets and liabilities we assumed from RailAmerica and $2.0 million of RailAmerica integration costs, partially offset by net gain on sale of assets of $0.7 million. Excluding these items, G&W’s adjusted income from operations increased $17.6 million, or 16.7%, to $122.6 million in the third quarter of 2014, and G&W’s adjusted operating ratio improved 2.1 percentage points to 71.7% in the third quarter of 2014, compared with 73.8% in the third quarter of 2013. (1)

Free Cash Flow (1)

G&W’s free cash flow for the nine months ended September 30, 2014 and 2013 was as follows (in millions):

	Nine Months Ended
	September 30,
	2014	2013
Net cash provided by operating activities	$369.0	$278.7
Net cash used in investing activities, excluding new business investments	(368.5)	(110.8)
Add back: net cash used for acquisitions (a)	220.5	11.3
Free cash flow before new business investments	221.0	179.1
New business investments	(71.5)	(31.8)
Free cash flow (1)	$149.5	$147.4

(a)	The 2014 period primarily consisted of cash paid for the RCP&E acquisition. The 2013 period consisted of cash paid for expenses related to the integration of RailAmerica.

Conference Call and Webcast Details

As previously announced, G&W’s conference call to discuss financial results for the third quarter of 2014 will be held on Friday, October 31, 2014, at 11 a.m. EDT. The dial-in number for the teleconference in the U.S. is (800) 553-5260; outside the U.S. is (612) 234-9959, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors, by selecting “Q3 2014 Genesee & Wyoming Inc. Earnings Conference Call Webcast.” Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors, until the following quarter’s earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EDT on October 31, 2014 by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 309990.

About G&W

G&W owns and operates short line and regional freight railroads in the United States, Australia, Canada, the Netherlands and Belgium. In addition, G&W operates the 1,400-mile Tarcoola to Darwin rail line, which links the Port of Darwin with the Australian interstate rail network in South Australia. Operations currently include 112 railroads organized in 11 regions, with more than 15,000 miles of owned and leased track, 5,000 employees and over 2,000 customers. We provide rail service at 37 ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “will,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments, railroad network congestion or other substantial disruption of operations; customer demand and changes in our operations; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions (including employee strikes or work stoppages); retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; our ability to realize the expected synergies associated with acquisitions; and others including, but not limited to, those noted in our 2013 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1.	Adjusted income from operations, adjusted operating ratio, adjusted income before taxes, adjusted net income, adjusted diluted earnings per common share, adjusted effective income tax rate and free cash flow are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(in thousands, except per share amounts)
(unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2014	2013	2014	2013
OPERATING REVENUES		$432,543	$401,377	$1,223,385	$1,176,975
OPERATING EXPENSES		309,427	299,636	915,285	891,617
INCOME FROM OPERATIONS		123,116	101,741	308,100	285,358
INTEREST INCOME		82	992	1,357	2,985
INTEREST EXPENSE		(12,654)	(16,029)	(44,109)	(53,352)
OTHER (LOSS)/INCOME, NET		(747)	1,752	439	1,529
INCOME BEFORE INCOME TAXES		109,797	88,456	265,787	236,520
PROVISION FOR INCOME TAXES		(36,945)	(22,231)	(92,412)	(22,517)
NET INCOME		72,852	66,225	173,375	214,003
LESS:	NET INCOME/(LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	202	538	(7)	984
LESS:	SERIES A-1 PREFERRED STOCK DIVIDEND	—	—	—	2,139
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS		$72,650	$65,687	$173,382	$210,880
BASIC EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS		$1.31	$1.20	$3.14	$3.94
WEIGHTED AVERAGE SHARES - BASIC		55,600	54,626	55,167	53,475
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS		$1.27	$1.16	$3.05	$3.76
WEIGHTED AVERAGE SHARES - DILUTED		57,014	56,738	56,943	56,637

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013
(in thousands)
(unaudited)

	September 30,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18,792	$62,876
Accounts receivable, net	348,909	325,453
Materials and supplies	34,147	31,295
Prepaid expenses and other	45,984	52,584
Deferred income tax assets, net	61,567	76,122
Total current assets	509,399	548,330
PROPERTY AND EQUIPMENT, net	3,775,127	3,440,744
GOODWILL	630,342	630,462
INTANGIBLE ASSETS, net	594,796	613,933
DEFERRED INCOME TAX ASSETS, net	2,591	2,405
OTHER ASSETS, net	53,454	83,947
Total assets	$5,565,709	$5,319,821
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$39,473	$84,366
Accounts payable	265,716	242,010
Accrued expenses	121,334	130,132
Total current liabilities	426,523	456,508
LONG-TERM DEBT, less current portion	1,601,303	1,540,346
DEFERRED INCOME TAX LIABILITIES, net	896,171	863,051
DEFERRED ITEMS - grants from outside parties	296,475	267,098
OTHER LONG-TERM LIABILITIES	40,968	43,748
TOTAL EQUITY	2,304,269	2,149,070
Total liabilities and equity	$5,565,709	$5,319,821

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(in thousands)
(unaudited)
	Nine Months Ended
	September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$173,375	$214,003
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	116,130	105,718
Compensation cost related to equity awards	9,063	13,620
Excess tax benefits from share-based compensation	(5,483)	(7,487)
Deferred income taxes	62,612	622
Net gain on sale of assets	(3,444)	(3,419)
Insurance proceeds received	5,527	10,353
Changes in assets and liabilities which provided/(used) cash, net of effect of acquisitions:
Accounts receivable, net	(32,222)	(42,607)
Materials and supplies	(1,070)	(1,105)
Prepaid expenses and other	5,568	(9,910)
Accounts payable and accrued expenses	34,990	(8,178)
Other assets and liabilities, net	3,957	7,073
Net cash provided by operating activities	369,003	278,683
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(271,696)	(170,435)
Grant proceeds from outside parties	43,518	23,878
Cash paid for acquisitions, net of cash acquired	(220,542)	—
Insurance proceeds for the replacement of assets	4,112	—
Proceeds from disposition of property and equipment	4,562	3,954
Net cash used in investing activities	(440,046)	(142,603)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(378,763)	(388,018)
Proceeds from issuance of long-term debt	398,761	215,443
Debt amendment costs	(3,880)	(1,880)
Dividends paid on Series A-1 Preferred Stock	—	(2,139)
Proceeds from employee stock purchases	9,574	11,026
Excess tax benefits from share-based compensation	5,483	7,487
Treasury stock acquisitions	(4,062)	(10,941)
Net cash provided by/(used in) financing activities	27,113	(169,022)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(154)	124
DECREASE IN CASH AND CASH EQUIVALENTS	(44,084)	(32,818)
CASH AND CASH EQUIVALENTS, beginning of period	62,876	64,772
CASH AND CASH EQUIVALENTS, end of period	$18,792	$31,954

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,
	2014		2013
	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$331,042	76.5%	$298,911	74.5%
Non-freight	101,501	23.5%	102,466	25.5%
Total revenues	$432,543	100.0%	$401,377	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$121,707	28.1%	$110,609	27.6%
Equipment rents	22,934	5.3%	20,388	5.1%
Purchased services	24,502	5.7%	33,270	8.3%
Depreciation and amortization	40,277	9.3%	37,334	9.3%
Diesel fuel used in operations	36,089	8.3%	35,660	8.9%
Casualties and insurance	8,702	2.0%	8,974	2.2%
Materials	21,437	5.0%	18,909	4.7%
Trackage rights	14,174	3.3%	13,430	3.4%
Net gain on sale of assets	(1,237)	(0.3)%	(703)	(0.2)%
Other expenses	20,842	4.8%	21,765	5.4%
Total operating expenses	$309,427	71.5%	$299,636	74.7%

Functional Classification
Transportation	$115,785	26.8%	$110,820	27.6%
Maintenance of ways and structures	46,672	10.8%	43,250	10.8%
Maintenance of equipment	46,670	10.8%	42,049	10.5%
General and administrative	55,997	12.9%	56,029	14.0%
Construction costs	5,263	1.2%	10,857	2.7%
Net gain on sale of assets	(1,237)	(0.3)%	(703)	(0.2)%
Depreciation and amortization	40,277	9.3%	37,334	9.3%
Total operating expenses	$309,427	71.5%	$299,636	74.7%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Three Months Ended September 30, 2014	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$267,584	76.2%	$63,458	77.9%	$331,042	76.5%
Non-freight	83,481	23.8%	18,020	22.1%	101,501	23.5%
Total revenues	351,065	100.0%	81,478	100.0%	432,543	100.0%
Operating expenses:
Labor and benefits	102,024	29.1%	19,683	24.2%	121,707	28.1%
Equipment rents	20,413	5.8%	2,521	3.1%	22,934	5.3%
Purchased services	16,911	4.8%	7,591	9.3%	24,502	5.7%
Depreciation and amortization	33,205	9.5%	7,072	8.7%	40,277	9.3%
Diesel fuel used in operations	29,614	8.4%	6,475	8.0%	36,089	8.3%
Casualties and insurance	4,228	1.2%	4,474	5.5%	8,702	2.0%
Materials	18,556	5.3%	2,881	3.5%	21,437	5.0%
Trackage rights	8,221	2.3%	5,953	7.3%	14,174	3.3%
Net gain on sale of assets	(1,162)	(0.3)%	(75)	(0.1)%	(1,237)	(0.3)%
Other expenses	18,548	5.3%	2,294	2.8%	20,842	4.8%
Total operating expenses	250,558	71.4%	58,869	72.3%	309,427	71.5%
Income from operations	$100,507		$22,609		$123,116
Carloads	462,342		57,558		519,900
Net expenditures for additions to property & equipment	$73,240		$7,661		$80,901

Three Months Ended September 30, 2013	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$233,285	73.1%	$65,626	79.7%	$298,911	74.5%
Non-freight	85,794	26.9%	16,672	20.3%	102,466	25.5%
Total revenues	319,079	100.0%	82,298	100.0%	401,377	100.0%
Operating expenses:
Labor and benefits	94,310	29.6%	16,299	19.8%	110,609	27.6%
Equipment rents	17,706	5.6%	2,682	3.3%	20,388	5.1%
Purchased services	19,978	6.3%	13,292	16.2%	33,270	8.3%
Depreciation and amortization	30,704	9.6%	6,630	8.1%	37,334	9.3%
Diesel fuel used in operations	27,720	8.7%	7,940	9.7%	35,660	8.9%
Casualties and insurance	6,671	2.1%	2,303	2.8%	8,974	2.2%
Materials	18,306	5.7%	603	0.7%	18,909	4.7%
Trackage rights	7,383	2.3%	6,047	7.3%	13,430	3.4%
Net gain on sale of assets	(661)	(0.2)%	(42)	(0.1)%	(703)	(0.2)%
Other expenses	19,938	6.2%	1,827	2.2%	21,765	5.4%
Total operating expenses	242,055	75.9%	57,581	70.0%	299,636	74.7%
Income from operations	$77,024		$24,717		$101,741
Carloads	422,770		60,053		482,823
Net expenditures for additions to property & equipment	$31,277		$8,954		$40,231

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended September 30, 2014	North American & European Operations			Australian Operations			Total Operations

			Average			Average			Average
	Freight		Revenues Per	Freight		Revenues Per	Freight		Revenues Per
Commodity Group	Revenues	Carloads	Carload	Revenues	Carloads	Carload	Revenues	Carloads	Carload
Agricultural Products	$32,153	52,337	$614	$7,178	12,219	$587	$39,331	64,556	$609
Chemicals & Plastics	34,889	43,292	806	—	—	—	34,889	43,292	806
Coal & Coke	31,771	87,011	365	—	—	—	31,771	87,011	365
Metallic Ores *	4,585	5,638	813	29,261	14,347	2,040	33,846	19,985	1,694
Metals	35,390	49,329	717	—	—	—	35,390	49,329	717
Pulp & Paper	30,639	45,368	675	—	—	—	30,639	45,368	675
Minerals & Stone	34,089	56,280	606	2,562	14,681	175	36,651	70,961	516
Intermodal **	138	1,216	113	24,063	16,235	1,482	24,201	17,451	1,387
Lumber & Forest Products	21,445	35,376	606	—	—	—	21,445	35,376	606
Petroleum Products	15,710	25,735	610	394	76	5,184	16,104	25,811	624
Food & Kindred Products	9,109	15,494	588	—	—	—	9,109	15,494	588
Autos & Auto Parts	6,389	9,333	685	—	—	—	6,389	9,333	685
Waste	5,254	10,839	485	—	—	—	5,254	10,839	485
Other	6,023	25,094	240	—	—	—	6,023	25,094	240
Totals	$267,584	462,342	$579	$63,458	57,558	$1,103	$331,042	519,900	$637
Three Months Ended September 30, 2013	North American & European Operations			Australian Operations			Total Operations

			Average			Average			Average
	Freight		Revenues Per	Freight		Revenues Per	Freight		Revenues Per
Commodity Group	Revenues	Carloads	Carload	Revenues	Carloads	Carload	Revenues	Carloads	Carload
Agricultural Products	$20,440	40,188	$509	$9,146	13,897	$658	$29,586	54,085	$547
Chemicals & Plastics	32,918	40,796	807	—	—	—	32,918	40,796	807
Coal & Coke	28,733	84,635	339	—	—	—	28,733	84,635	339
Metallic Ores *	3,765	4,780	788	28,596	14,632	1,954	32,361	19,412	1,667
Metals	33,905	46,562	728	—	—	—	33,905	46,562	728
Pulp & Paper	29,861	44,630	669	—	—	—	29,861	44,630	669
Minerals & Stone	22,835	43,923	520	2,245	14,209	158	25,080	58,132	431
Intermodal **	298	2,777	107	25,247	17,236	1,465	25,545	20,013	1,276
Lumber & Forest Products	19,654	33,143	593	—	—	—	19,654	33,143	593
Petroleum Products	14,783	25,566	578	392	79	4,962	15,175	25,645	592
Food & Kindred Products	7,854	13,476	583	—	—	—	7,854	13,476	583
Autos & Auto Parts	6,484	9,024	719	—	—	—	6,484	9,024	719
Waste	6,303	12,048	523	—	—	—	6,303	12,048	523
Other	5,452	21,222	257	—	—	—	5,452	21,222	257
Totals	$233,285	422,770	$552	$65,626	60,053	$1,093	$298,911	482,823	$619
*	Includes carload and intermodal units
**	Represents intermodal units

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Nine Months Ended September 30,
	2014		2013
	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$935,526	76.5%	$879,864	74.8%
Non-freight	287,859	23.5%	297,111	25.2%
Total revenues	$1,223,385	100.0%	$1,176,975	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$354,887	29.0%	$329,690	28.0%
Equipment rents	61,866	5.1%	57,986	4.9%
Purchased services	76,174	6.2%	93,156	7.9%
Depreciation and amortization	116,130	9.5%	105,718	9.0%
Diesel fuel used in operations	115,403	9.4%	109,539	9.3%
Casualties and insurance	31,087	2.5%	26,968	2.3%
Materials	56,995	4.7%	60,726	5.2%
Trackage rights	40,461	3.3%	37,057	3.2%
Net gain on sale of assets	(3,444)	(0.3)%	(3,419)	(0.3)%
Other expenses	65,726	5.4%	74,196	6.3%
Total operating expenses	$915,285	74.8%	$891,617	75.8%

Functional Classification
Transportation	$351,846	28.8%	$327,426	27.8%
Maintenance of ways and structures	131,161	10.7%	123,527	10.5%
Maintenance of equipment	131,484	10.7%	123,587	10.5%
General and administrative	172,467	14.1%	183,431	15.6%
Construction costs	15,641	1.3%	31,347	2.7%
Net gain on sale of assets	(3,444)	(0.3)%	(3,419)	(0.3)%
Depreciation and amortization	116,130	9.5%	105,718	9.0%
Total operating expenses	$915,285	74.8%	$891,617	75.8%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Nine Months Ended September 30, 2014	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$748,891	76.2%	$186,635	77.5%	$935,526	76.5%
Non-freight	233,605	23.8%	54,254	22.5%	287,859	23.5%
Total revenues	982,496	100.0%	240,889	100.0%	1,223,385	100.0%
Operating expenses:
Labor and benefits	300,187	30.5%	54,700	22.7%	354,887	29.0%
Equipment rents	54,324	5.5%	7,542	3.2%	61,866	5.1%
Purchased services	48,432	4.9%	27,742	11.5%	76,174	6.2%
Depreciation and amortization	94,824	9.7%	21,306	8.8%	116,130	9.5%
Diesel fuel used in operations	94,204	9.6%	21,199	8.8%	115,403	9.4%
Casualties and insurance	21,872	2.2%	9,215	3.8%	31,087	2.5%
Materials	51,994	5.3%	5,001	2.1%	56,995	4.7%
Trackage rights	23,550	2.4%	16,911	7.0%	40,461	3.3%
Net gain on sale of assets	(3,207)	(0.3)%	(237)	(0.1)%	(3,444)	(0.3)%
Other expenses	55,591	5.7%	10,135	4.2%	65,726	5.4%
Total operating expenses	741,771	75.5%	173,514	72.0%	915,285	74.8%
Income from operations	$240,725		$67,375		$308,100
Carloads	1,323,372		173,538		1,496,910
Net expenditures for additions to property & equipment	$212,637		$15,541		$228,178
Nine Months Ended September 30, 2013	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$687,127	73.5%	$192,737	79.8%	$879,864	74.8%
Non-freight	248,263	26.5%	48,848	20.2%	297,111	25.2%
Total revenues	935,390	100.0%	241,585	100.0%	1,176,975	100.0%
Operating expenses:
Labor and benefits	279,095	29.8%	50,595	21.0%	329,690	28.0%
Equipment rents	50,174	5.3%	7,812	3.2%	57,986	4.9%
Purchased services	54,208	5.8%	38,948	16.1%	93,156	7.9%
Depreciation and amortization	85,503	9.1%	20,215	8.4%	105,718	9.0%
Diesel fuel used in operations	86,281	9.2%	23,258	9.6%	109,539	9.3%
Casualties and insurance	20,246	2.2%	6,722	2.8%	26,968	2.3%
Materials	58,827	6.3%	1,899	0.8%	60,726	5.2%
Trackage rights	21,379	2.3%	15,678	6.5%	37,057	3.2%
Net gain on sale of assets	(3,029)	(0.3)%	(390)	(0.2)%	(3,419)	(0.3)%
Other expenses	68,766	7.4%	5,430	2.2%	74,196	6.3%
Total operating expenses	721,450	77.1%	170,167	70.4%	891,617	75.8%
Income from operations	$213,940		$71,418		$285,358
Carloads	1,234,847		179,259		1,414,106
Net expenditures for additions to property & equipment	$105,203		$41,354		$146,557

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Nine Months Ended September 30, 2014	North American & European Operations			Australian Operations			Total Operations
			Average			Average			Average
	Freight		Revenues Per	Freight		Revenues Per	Freight		Revenues Per
Commodity Group	Revenues	Carloads	Carload	Revenues	Carloads	Carload	Revenues	Carloads	Carload
Agricultural Products	$86,754	153,704	$564	$26,346	44,872	$587	$113,100	198,576	$570
Chemicals & Plastics	102,031	126,007	810	—	—	—	102,031	126,007	810
Coal & Coke	94,908	262,715	361	—	—	—	94,908	262,715	361
Metallic Ores *	13,381	16,504	811	82,858	42,195	1,964	96,239	58,699	1,640
Metals	99,417	139,142	715	—	—	—	99,417	139,142	715
Pulp & Paper	87,445	130,495	670	—	—	—	87,445	130,495	670
Minerals & Stone	81,726	143,104	571	6,780	39,360	172	88,506	182,464	485
Intermodal**	333	2,900	115	69,572	46,900	1,483	69,905	49,800	1,404
Lumber & Forest Products	61,937	103,219	600	—	—	—	61,937	103,219	600
Petroleum Products	47,357	78,423	604	1,079	211	5,114	48,436	78,634	616
Food & Kindred Products	26,151	44,804	584	—	—	—	26,151	44,804	584
Autos & Auto Parts	17,736	25,038	708	—	—	—	17,736	25,038	708
Waste	13,656	29,918	456	—	—	—	13,656	29,918	456
Other	16,059	67,399	238	—	—	—	16,059	67,399	238
Totals	$748,891	1,323,372	$566	$186,635	173,538	$1,075	$935,526	1,496,910	$625

Nine Months Ended September 30, 2013	North American & European Operations			Australian Operations			Total Operations
			Average			Average			Average
	Freight		Revenues Per	Freight		Revenues Per	Freight		Revenues Per
Commodity Group	Revenues	Carloads	Carload	Revenues	Carloads	Carload	Revenues	Carloads	Carload
Agricultural Products	$66,197	130,722	$506	$31,653	48,291	$655	$97,850	179,013	$547
Chemicals & Plastics	98,267	124,035	792	—	—	—	98,267	124,035	792
Coal & Coke	81,956	240,540	341	—	—	—	81,956	240,540	341
Metallic Ores *	11,933	14,898	801	79,509	36,705	2,166	91,442	51,603	1,772
Metals	96,252	133,000	724	—	—	—	96,252	133,000	724
Pulp & Paper	83,597	126,780	659	—	—	—	83,597	126,780	659
Minerals & Stone	65,505	122,938	533	8,325	46,138	180	73,830	169,076	437
Intermodal**	653	6,114	107	71,908	47,905	1,501	72,561	54,019	1,343
Lumber & Forest Products	59,835	101,274	591	—	—	—	59,835	101,274	591
Petroleum Products	47,424	80,928	586	1,342	220	6,100	48,766	81,148	601
Food & Kindred Products	23,375	40,168	582	—	—	—	23,375	40,168	582
Autos & Auto Parts	19,667	26,998	728	—	—	—	19,667	26,998	728
Waste	17,204	32,167	535	—	—	—	17,204	32,167	535
Other	15,262	54,285	281	—	—	—	15,262	54,285	281
Totals	$687,127	1,234,847	$556	$192,737	179,259	$1,075	$879,864	1,414,106	$622

*	Includes carload and intermodal units
**	Represents intermodal units

Non-GAAP Financial Measures

This earnings release contains references to adjusted income from operations, adjusted operating ratio, adjusted income before income taxes, adjusted net income, adjusted diluted earnings per common share, adjusted effective income tax rate and free cash flow, which are “non-GAAP financial measures” as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W’s operating performance or, in the case of free cash flow, an important financial measure of how well G&W is managing its assets and a useful indicator of cash flow that may be available for discretionary use by G&W. Management also views these non-GAAP financial measures as a way to assess comparability between periods. Key limitations of the free cash flow measure include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure (in millions, except percentages and per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Income from Operations and Adjusted Operating Ratio

	Three Months Ended
	September 30,
	2014	2013
Operating revenues	$432.5	$401.4
Operating expenses	309.4	299.6
Income from operations (a)	$123.1	$101.7
Operating ratio (b)	71.5%	74.7%

Operating expenses	$309.4	$299.6
Business development and related costs	(0.7)	(2.0)
Net gain on sale of assets	1.2	0.7
Adjustment to depreciation and amortization expense based on final fair values assigned to RailAmerica's assets and liabilities (6 mos.)	—	(2.0)
Adjusted operating expenses	$309.9	$296.3

Adjusted income from operations	$122.6	$105.0
Adjusted operating ratio	71.7%	73.8%
(a)	Income from operations is calculated as operating revenues less operating expenses.
(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

Adjusted Income Before Income Taxes

	As Reported		As Adjusted
	Three Months Ended		Three Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Operating revenues	$432.5	$401.4	$432.5	$401.4
Operating expenses	309.4	299.6	309.4	299.6
Operating expense adjustments:
Business development and related costs			(0.7)	(2.0)
Net gain on sale of assets			1.2	0.7
Adjustment to depreciation and amortization expense based on final fair values assigned to RailAmerica's assets and liabilities (6 mos.)			—	(2.0)
Operating expenses	309.4	299.6	309.9	296.3
Income from operations (a)	123.1	101.7	122.6	105.0
Interest income	0.1	1.0	0.1	1.0
Interest expense	(12.7)	(16.0)	(12.7)	(16.0)
Other (loss)/income, net	(0.7)	1.8	(0.7)	1.8
Income before income taxes	$109.8	$88.5	$109.3	$91.8

% change in income before income taxes	24.1%		19.1%
(a)	Income from operations is calculated as operating revenues less operating expenses.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

Three Months Ended September 30, 2014	Net Income	Diluted Earnings/(Loss) Per Common Share Impact
As reported	$72.9	$1.27
Add back certain items, net of tax:
Business development and related costs	0.5	0.01
Net gain on sale of assets	(0.9)	(0.02)
RailAmerica-related tax benefit	(3.9)	(0.07)
Adjustments for tax returns from previous fiscal year	0.7	0.01
As adjusted	$69.3	$1.21

Three Months Ended September 30, 2013	Net Income	Diluted Earnings/(Loss) Per Common Share Impact
As reported	$66.2	$1.16
Add back certain items, net of tax:
Net gain on sale of assets	(0.5)	(0.01)
Adjustment to depreciation and amortization expense based on final fair values assigned to RailAmerica's assets and liabilities (6 mos.)	1.3	0.02
RailAmerica integration costs	1.3	0.02
Short line tax credit	(6.8)	(0.12)
Adjustments for tax returns from previous fiscal year	(1.7)	(0.03)
As adjusted	$59.8	$1.04

Adjusted Effective Income Tax Rate

	Three Months Ended
	September 30, 2014
Income before income taxes	$109.8

Provision for income taxes	$(36.9)
RailAmerica-related tax benefit	(3.9)
Adjusted provision for income taxes	$(40.8)

Effective income tax rate	33.6%
Adjusted effective income tax rate	37.2%

Free Cash Flow

	Nine Months Ended
	September 30,
	2014	2013
Net cash provided by operating activities	$369.0	$278.7
Net cash used in investing activities	(440.0)	(142.6)
Net cash used for acquisitions	220.5	11.3
Free cash flow	$149.5	$147.4

CONTACT:
Genesee & Wyoming Inc.
Michael Williams of G&W Corporate Communications
1-203-202-8900
mwilliams@gwrr.com